EXHIBIT 23.3

                      AIRCRAFT INFORMATION SERVICES, INC.
                         26072 Merit Circle, Suite 123
                         Laguna Hills, California 92653




                                December 8, 1998



MIDWAY AIRLINES CORPORATION
300 West Morgan Street, Suite 1200
Durham, North Carolina 27701

     Re: Registration Statement on Form S-4 of Midway Airlines Corporation relating to Pass Through Certificates, Series 1998-1


Ladies and Gentleman:

     We consent to the use of our report and to the reference to our name in the text under the headings "Risk Factors - Factors Related to the Certificates and the Exchange Offer - Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals - Appraised Value," "Description of the Equipment Notes - General" and "Experts" in the above-captioned Registration Statement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.


                                Sincerely,

                                AIRCRAFT INFORMATION SERVICES, INC.

                                By: /s/ John D. McNicol
                                   --------------------------------
                                   Name: John D. McNicol
                                   Title: Vice President - Appraisals &
                                           Forecasts